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Exhibit 99.5

Form of
Election Form
for
Shares of Common Stock
of
MARKWEST HYDROCARBON INC.
in connection with
the Redemption by MarkWest Hydrocarbon, Inc.
and the Merger of MWEP, L.L.C.
(a subsidiary of MarkWest Energy Partners, L.P.)
with and into MarkWest Hydrocarbon, Inc.

THE ELECTION PERIOD WILL EXPIRE
AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 20, 2008
(THE "ELECTION DEADLINE")

To be submitted to the Redemption/Exchange Agent:

Wells Fargo Bank, N.A.

By Mail:	By Hand or Overnight Courier:
Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, Minnesota 55164-0854	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 161 North Concord Exchange South St. Paul, Minnesota 55075

        Delivery of this Election Form to an address other than as set forth above will not constitute a valid delivery to Wells Fargo Bank, N.A. (the "Redemption/Exchange Agent"). You must sign this Election Form in the appropriate space provided in Box C below, with signature guarantee if required, and complete the Substitute Form W-9 set forth below. This Election Form must be accompanied by the certificates representing your shares of MarkWest Hydrocarbon, Inc. (the "Corporation") common stock or a valid and properly executed Notice of Guaranteed Delivery, which is enclosed in this mailing.

        If you send any MarkWest Hydrocarbon, Inc. (the "Corporation") common stock certificate(s) by mail, it is recommended that you use registered mail insured for 2% of the market value, return receipt requested.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
BEFORE COMPLETING THIS ELECTION FORM

        Ladies and Gentlemen:

        The stockholder of MarkWest Hydrocarbon, Inc., a Delaware corporation (the "Corporation"), hereby surrenders the certificates representing shares of Corporation common stock identified below in Box A in exchange for the redemption and merger consideration indicated below in Box B, on the terms and subject to the conditions set forth in the Agreement and Plan of Redemption and Merger dated September 5, 2007 (the "Redemption and Merger Agreement") and related joint proxy statement/prospectus dated January 7, 2008 (the "Joint Proxy Statement/Prospectus"), receipt of which is hereby acknowledged, subject to completion of the redemption and merger. Any shares not surrendered hereby will be Non-Electing Shares (as defined in the Redemption and Merger Agreement). Unless the context otherwise requires, all references to shares shall refer to Corporation common stock.

        The stockholder represents and warrants that the stockholder has full power and authority to surrender the certificate(s) of shares of Corporation common stock surrendered herewith, free and clear of any liens, claims, charges or encumbrances whatsoever. The stockholder understands and acknowledges that the method of delivery of the certificate(s) and all other required documents is at the option and risk of the stockholder and that the risk of loss of such certificate(s) shall pass only after Wells Fargo Bank, N.A., Shareowner Services (the "Redemption/Exchange Agent") has actually received the certificate(s). All questions as to the validity, form and eligibility of any election and surrender of certificate(s) hereunder shall be determined by the Redemption/Exchange Agent, and such determination shall be final and binding. Upon request, the stockholder shall execute and deliver all additional documents deemed by the Redemption/Exchange Agent to be necessary to complete the conversion, redemption and/or cancellation of the shares of Corporation common stock delivered herewith. No authority hereby conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the stockholder. All obligations of the stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the stockholder.

BOX A—DESCRIPTION OF SHARES SURRENDERED

Name(s) and Address(es) of Registered Holder(s) (Please Fill in, if blank)	Share Certificate(s) and Share(s) Redeemed (Please attach additional signed list, if necessary)

	Share Certificate Number(s)	Total Number of Shares Represented by Certificate(s)

Total Shares Surrendered

BOX B—ELECTION

You must mark one and only one of Boxes (1), (2), (3) or (4) to participate in the Election.

(1) ☐ Mark this box to receive cash consideration for all of your shares of Corporation common stock, subject to possible proration and equalization.

OR

(2) ☐ Mark this box to receive unit consideration for all of your shares of Corporation common stock, subject to possible proration and equalization.

OR

(3) ☐ Mark this box to receive the stated consideration for all of your shares of Corporation common stock, subject to possible equalization.

OR

(4) ☐ Mark this box to receive a combination of cash consideration, unit consideration and/or stated consideration. Insert the number of shares of Corporation common stock for which you elect cash consideration, unit consideration and stated consideration, subject to possible proration and/or equalization, and for which you make no election.

OR

(5) ☐ Mark this box to make no election with respect to all of your shares of Corporation common stock.

Pursuant to the proposed redemption and merger, each holder of Corporation common stock is entitled to make an election as to the preferred consideration to be received. Notwithstanding the fact that you may elect otherwise, it is possible that you may receive some portion of Partnership common units in exchange for your Corporation common stock. As a result, it is important that you provide the historical cost basis of your shares in the Corporation common stock (net of fees and commissions) so that the appropriate amount of income and deductions are properly allocated to the Partnership units that you receive in the merger. Failure to provide this information will result in the assumption of a zero carryover basis, which may result in unfavorable allocations of income or deductions to which you would otherwise be entitled to.

Stock Certificate Number	Number of Corporation Common Stock Shares	Mark the box to indicate the type of election you are making for the designated shares	Date of Purchase	Purchase Price Net of Fees and Commissions	Total Value of Corporation Common Stock Shares

Cash ☐ Units ☐ Stated Consideration ☐ No Election ☐

Cash ☐ Units ☐ Stated Consideration ☐ No Election ☐

Cash ☐ Units ☐ Stated Consideration ☐ No Election ☐

Cash ☐ Units ☐ Stated Consideration ☐ No Election ☐

Cash ☐ Units ☐ Stated Consideration ☐ No Election ☐

BOX C—STOCKHOLDER SIGNATURE

IMPORTANT
SHAREHOLDER: SIGN HERE
(Please Complete Substitute Form W-9 Included Herein)

(Signature(s) of Owner(s))
Name(s)

Capacity (Full Title)
(See Instructions)

Date

Daytime Phone number

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title.)

GUARANTEE OF SIGNATURE(S)

APPLY MEDALLION GUARANTEE STAMP BELOW

BOX D—NEW REGISTRATION

SPECIAL PAYMENT INSTRUCTIONS

To be completed ONLY IF the (check or units) accepted for payment (is/are) to be issued in the name of someone other than the undersigned.

Issue To:

Name
(Please Print)
Address
(Include Zip Code)
(Taxpayer Identification or Social Security Number)
(Also complete Substitute Form W-9 below)

If you have completed Box D, your signature in Box C must be Medallion Guaranteed by an eligible financial institution.

BOX E—ONE TIME DELIVERY

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY IF the (check or units) (is/are) to be sent to someone other than the undersigned or to the undersigned at an address other than that shown under "Box A—Description of Shares Surrendered"

Mail To:

Name
(Please Print)
Address
(Include Zip Code)

BOX F—IMPORTANT TAX INFORMATION

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	PART 1. Taxpayer Identification Number—ENTER YOUR TIN IN THE BOX AT RIGHT. (For most individuals, this is your social security number. If you do not have a TIN, see Obtaining a Number in the enclosed Guidelines for Certificate of Taxpayer Identification Number (TIN) on Substitute Form W-9 ("Guidelines"). CERTIFY BY SIGNING AND DATING OR BELOW.	Social Security Number OR Employer Identification Number (if awaiting TIN, write "Applied For")
Payer's Request for Taxpayer Identification Number ("TIN") and Certification	Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine which number to give the payer.

PART 2. Payees Exempt from Backup Withholding—See the enclosed Guidelines and complete as instructed therein.

Name (please print) Street Address City, State and Zip Code	PART 3. Certification—Under penalties of perjury, I certify that:

         (1)  The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

         (2)  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

         (3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions. You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines). The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature	Date

You must complete the following certificate if wrote "Applied For" in part 1 of the Substitute Form W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, up to 28% of all reportable payments made to me will be withheld.

Signature	Date	, 2008

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU WITH RESPECT TO SHARES SURRENDERED IN THE MERGER. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

Instructions for Completing
the Election Form

        These instructions are for the accompanying Election Form for the shares of Corporation common stock. All elections are subject to the terms of the Redemption and Merger Agreement that was furnished to Corporation stockholders as part of the Joint Proxy Statement/Prospectus. In the redemption, the Corporation will redeem for cash those shares electing to receive cash, subject to proration, and receiving cash pursuant to proration and equalization. In the merger, MWEP, L.L.C., a wholly owned subsidiary of MarkWest Energy Partners, L.P. (the "Partnership"), will merge with and into the Corporation, with the Corporation surviving the merger as a wholly owned subsidiary of the Partnership, and with the remaining shares of Corporation common stock being converted into Partnership common units. For questions regarding the redemption and merger, please contact the information agent:

The Altman Group, Inc.
1200 Wall Street West, 3rd Floor
Lyndhurst, New Jersey 07071
Toll Free: 1 (866) 822-1239
Banks and Brokers Call: 1 (201) 806-7300

        As described in the Joint Proxy Statement/Prospectus, we cannot guarantee that you will receive the form of redemption and merger consideration that you elect. It is very important that you complete, sign and return the Election Form to the Redemption/Exchange Agent before the Election Deadline. If you do not make an election, you will be paid approximately equivalent value per share to the amount paid per share to holders making elections, but you may be paid all in cash, all in Partnership common units, or in part cash and in part Partnership common units, depending on the cash and Partnership common units available for paying redemption and merger consideration after honoring the cash elections, unit elections and stated consideration elections that other Corporation stockholders have made.

        Please use the enclosed envelope, addressed to the Redemption/Exchange Agent, to return the Election Form, together with all of your share certificates of Corporation common stock. If (1) certificates for your shares of Corporation common stock are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Redemption/Exchange Agent prior to the Election Deadline, you must return this Election Form and sign and return the enclosed Notice of Guaranteed Delivery before the Election Deadline. The certificates for your shares of Corporation common stock must reach the Redemption/Exchange Agent within three business days thereafter.

        All certificates of shares of Corporation common stock must be submitted with the Election Form regardless of the election you make, unless you follow the procedures for guaranteed delivery. If you surrender your shares of Corporation common stock to make an election, you will not be able to sell those shares of Corporation common stock, unless you revoke your election prior to the Election Deadline. Assuming that the redemption and merger are completed, you will not need to complete or execute a letter of transmittal with respect to any Corporation common stock certificate(s) that you surrender with the Election Form.

        YOU DO NOT NEED TO COMPLETE BOX D OR E OF THE FORM UNLESS YOU ARE (1) CHANGING THE NAME ON YOUR ACCOUNT OR (2) SEEKING DELIVERY OF A CORPORATION COMMON STOCK CERTIFICATE AND/OR CHECK TO AN ADDRESS OTHER THAN THE ONE PRINTED IN THE ACCOUNT INFORMATION SECTION OF THE ELECTION FORM.

        BEFORE YOU MAIL THIS ELECTION FORM, PLEASE MAKE SURE YOU DO THE FOLLOWING:

  •
  REFER TO THE RELATED JOINT PROXY STATEMENT/PROSPECTUS FOR AN EXPLANATION OF THE TERMS OF THE ELECTION.

  •
  NOTE THAT IF YOU SURRENDER YOUR CORPORATION SHARES TO MAKE AN ELECTION, YOU WILL NOT BE ABLE TO SELL THOSE SHARES OF CORPORATION COMMON STOCK UNLESS YOU REVOKE YOUR ELECTION PRIOR TO THE ELECTION DEADLINE.

  •
  REPORT THE INFORMATION REQUESTED IN BOX B. REGARDLESS OF YOUR ELECTION, FOR PURPOSES OF REPORTING THE ORIGINAL COST BASIS IN THE SHARES OF CORPORATE COMMON STOCK THAT YOU OWN, THIS INFORMATION IS NECESSARY FOR ENSURING THAT YOU RECEIVE THE APPROPRIATE SHARE OF INCOME AND DEDUCTIONS ASSOCIATED WITH ANY NEW PARTNERSHIP COMMON UNITS RECEIVED IN EXCHANGE FOR YOUR CORPORATION COMMON STOCK. FAILURE TO PROVIDE THE INFORMATION WILL RESULT IN THE ASSUMPTION OF A ZERO CARRYOVER BASIS.

Revocation of Election; Disputes

        Your election may be revoked or changed at any time prior to the Election Deadline. In order to revoke your election, you must make a written request for revocation, which must be received by the Redemption/Exchange Agent prior to the Election Deadline, upon receipt of which your Corporation common stock certificate(s) will be returned to you. In order to change your election, you must validly complete a new Election Form, which must be received by the Redemption/Exchange Agent prior to the Election Deadline. Additional copies of this Election Form may be obtained by contacting the Redemption/Exchange Agent at 1-800-380-1372.

        Any disputes regarding your election or the elections made by other Corporation stockholders will be resolved by the Partnership, whose decision will be final for all parties concerned. The Redemption/Exchange Agent has the absolute right to reject any and all Election Forms which it determines are not in proper form or to waive defects in any form. Surrenders of certificates will not be effective until all defects or irregularities that have not been waived by the Redemption/Exchange Agent have been corrected. Please return your Election Form promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.

Shares of Corporation Common Stock Held by a Broker, Bank or Other Nominee ("Street Name"); Book-Entry Transfer

        If your shares of Corporation common stock are held in "street name" by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on what to do with those shares, and follow those instructions. Your shares may be eligible for book-entry transfer from your broker, bank or other nominee to the account of the Redemption/Exchange Agent.

Letter of Transmittal

        If you do not properly submit your Election Form with your Corporation common stock certificate(s) (or Notice of Guaranteed Delivery), then you will be deemed not to have made any election with respect to your shares of Corporation common stock and, promptly after the closing date of the merger, the Redemption/Exchange Agent will mail you a letter of transmittal and instructions for surrendering Corporation common stock certificate(s) for use in exchanging your Corporation common stock certificate(s) for the redemption and merger consideration.

Lost, Stolen or Destroyed Corporation Common Stock Certificate(s)

        If you wish to make an election with respect to any shares of Corporation common stock formerly represented by lost, stolen or destroyed Corporation common stock certificate(s), notify the Redemption/Exchange Agent by phone immediately for instruction at 1-800-380-1372. The Redemption/Exchange Agent will issue the consideration properly payable under the redemption and merger agreement upon receipt of an affidavit as to that loss, theft or destruction and, if required, upon posting a bond as indemnity.

Account Information

        The first page of the Election Form shows the registration of your account and the number of shares owned by you as reflected on the records of the Corporation at the time of mailing these instructions.

        Mark through any incorrect address information that is printed in this area on the Election Form. Clearly print your correct address in the space beside the printed information.

        If you are a trustee, executor, administrator or someone who is acting on behalf of a Corporation stockholder and your name is not printed on the Election Form, you must include your full title and send us proper evidence of your authority to submit the Election Form to exchange your Corporation common stock certificate(s).

Election Options and Required Signatures

        The terms of the redemption and merger agreement allow you to choose the form of consideration you receive in exchange for your Corporation common stock certificate(s). However, as explained in the Joint Proxy Statement/Prospectus, we cannot guarantee that you will receive the form of redemption and merger consideration that you elect. Additionally, Corporation stockholders receiving any Partnership common units as consideration in the merger will receive cash in lieu of any fractional shares of Partnership common units. For more information, please refer to the Joint Proxy Statement/Prospectus. Regardless of the option you choose, your Corporation common stock certificates or notice of guaranteed delivery must be returned with the completed and duly executed Election Form for your election to be valid.

  Election Options

        For the shares of Corporation common stock for which you are making an election, select from the following options:

  •
  Cash consideration, subject to possible proration and equalization;

  •
  Unit consideration, subject to possible proration and equalization;

  •
  The stated consideration, consisting of 1.285 common units and $20.00 in cash for each share of Corporation common stock, subject to possible equalization; or

  •
  Any combination of: (i) cash consideration, subject to possible proration and equalization; (ii) unit consideration, subject to possible proration and equalization; (iii) stated consideration, subject to possible equalization; and (iv) no election; or

  •
  No election.

        If you fail to submit a properly completed Election Form, together with your Corporation common stock certificates (or a valid and properly executed Notice of Guaranteed Delivery) prior to the Election Deadline, you will be deemed not to have made an election. If you do not make an election, you will be paid approximately equivalent value per share to the amount paid per share to holders making elections, but you may be paid all in cash, all in Partnership common units, or in part cash and in part Partnership common units, depending on the cash and Partnership common units available for paying redemption and merger consideration after honoring the cash elections, unit elections and stated consideration elections that other Corporation stockholders have made.

  Required Signatures

        All Corporation stockholders listed on the account must sign the Election Form.    Please be sure to include your daytime telephone number.

Transfer Taxes

        In the event that any transfer or other taxes become payable by reason of the payment of the redemption and merger consideration in any name other than that of the record holder, such transferee or assignee must pay such tax to the Partnership or must establish to the satisfaction of the Partnership that such tax has been paid.

Taxpayer Identification Number and Backup Withholding

        In order to avoid "backup withholding" of U.S. federal income tax on payment of the cash portion of the redemption and merger consideration, each U.S. stockholder of shares of Corporation common stock must, unless an exemption applies, provide the Redemption/Exchange Agent with such stockholder's correct taxpayer identification number ("TIN") on the Substitute Form W-9 included in this Election Form and certify, under penalties of perjury, that such TIN is correct, that such stockholder is not subject to backup withholding and that such stockholder is a U.S. person. If a stockholder does not provide such stockholder's correct TIN or fails to provide the required certifications, the Internal Revenue Service (the "IRS") may impose a penalty of $50 on such stockholder and payment of cash to such stockholder pursuant to the redemption may be subject to backup withholding of 28%.

        Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing a U.S. federal income tax return.

        The surrendering stockholder is required to give the Redemption/Exchange Agent the TIN (i.e., the social security number or the employer identification number) of the record holder of the shares of Corporation common stock. If the shares of Corporation common stock are held in more than one name or are not registered in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which TIN to report.

        If the surrendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such stockholder should write "Applied For" in the space provided for the TIN in Part 1 of the Substitute Form W-9 and sign and date the Substitute Form W-9. The stockholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number at the bottom of the Substitute Form W-9. Notwithstanding that the Certificate of Awaiting Taxpayer Identification Number is completed, the Redemption/Exchange Agent will withhold 28% on all reportable payments made prior to the time a properly certified TIN is provided to the Redemption/Exchange Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional information on obtaining a TIN.

        Certain stockholders (including, among others, corporations and certain foreign individuals and entities) are exempt from backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt U.S. stockholders should indicate their exempt status on the Substitute Form W-9. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions. In order for a foreign person to qualify as exempt, such person must submit a properly completed Form W-8, Certificate of Foreign Status (instead of a Substitute Form W-9), signed under penalties of perjury, attesting to such stockholder's foreign status. Such Form W-8 may be obtained from the Redemption/Exchange Agent.

        You are urged to consult your tax advisor regarding your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Ownership of the Partnership Common Units by Certain Taxpayers

        The ownership of Partnership common units may subject certain tax-exempt entities to taxation on any unrelated business taxable income ("UBTI"). Generally, an organization's distributive share of the gross income of a publicly traded partnership that is not treated as a corporation under §7704 of the Internal Revenue Code shall be treated as gross income derived from an unrelated trade or business. The unrelated trade or business tax rules apply to tax-exempt organizations, Individual Retirement Accounts ("IRAs"), and employer sponsored pension and profit-sharing accounts, including employer sponsored 401(k) plans.

        Gross income earned by the Partnership will constitute unrelated business gross income. Tax-exempt organizations, pension and profit sharing plans, IRA's, and 401(k) plans with UBTI of $1,000 or more, per individual, will be required to file annual tax returns and pay taxes at rates ranging from 15% to 35%.

        For example, shares of Corporation common stock held in the Corporation 401(k) plan or in an IRA may be converted to Partnership common units. To the extent that Partnership common units are held as an investment within the participant's retirement portfolio, the participant may be subjected to the entity-level tax. Please consult your tax adviser if you hold Partnership common units in your retirement portfolio or if you are a tax-exempt entity or a non-U.S. person.

General Instructions—Please read carefully

        BOX A—DESCRIPTION OF SHARES SURRENDERED    Please provide each stock certificate number, the number of shares of Corporation common stock represented by each such stock certificate and the total number of shares of Corporation common stock surrendered.

        BOX B—ELECTION

        (1)   If you mark this box, you are electing cash consideration for all of your shares of Corporation common stock surrendered herewith, subject to possible proration and equalization as described in the accompanying Joint Proxy Statement/Prospectus.

        (2)   If you mark this box, you are electing unit consideration for all of your shares of Corporation common stock surrendered herewith, subject to possible proration and equalization as described in the accompanying Joint Proxy Statement/Prospectus.

        (3)   If you mark this box, you are electing the stated consideration for all of your shares of Corporation common stock surrendered herewith, subject to possible equalization as described in the accompanying Joint Proxy Statement/Prospectus.

        (4)   If you mark this box, you are electing a combination of cash consideration, unit consideration and stated consideration, subject to possible proration and/or equalization as described in the accompanying Joint Proxy Statement/Prospectus and/or no election for the numbers of shares indicated in the table and surrendered herewith.

        (5)   If you mark this box, you are not making an election for any of your shares of Corporation common stock surrendered herewith.

        You must complete the chart in Box B to designate which of your shares of Corporation common stock you are electing for each type of consideration and to provide the historical cost basis of your shares in the Corporation common stock (net of fees and commissions) so that the appropriate amount of income and deductions are properly allocated to the Partnership units that you receive in the merger.

        BOX C—STOCKHOLDER SIGNATURE    All registered owners, as shown in Box A, must sign and date the Election Form. If you are signing on behalf of a registered stockholder or entity your signature must include your legal capacity. Do not sign the Corporation common stock certificate(s).

        BOX D—NEW REGISTRATION    Please provide the new registration instructions (name, address and tax identification number) in Box D. All changes in registration require a Medallion Signature Guarantee in Box C. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the Custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement. If this transaction results in proceeds at or above $14,000,000.00 in value please contact the Redemption/Exchange Agent at the number listed below. You must also mark either (1), (2), (3), (4) or (5) in the chart in Box B.

        BOX E—ONE TIME DELIVERY    The address shown in Box E will be treated as a one-time only mailing instruction.

        BOX F—IMPORTANT TAX INFORMATION Substitute Form W-9:    Please provide the social security or other tax identification number ("TIN") of the person or entity receiving payment for the above described shares on the Substitute Form W-9 making the certification that receiver of the payment is not subject to backup withholding. Failure to do so will subject the recipient to the applicable federal income tax withholding from any cash payment made to them pursuant to the exchange.

        For additional information regarding the procedure for making your election, please contact the Redemption/Exchange Agent at 1-800-380-1372.

        For questions regarding the redemption and merger, please contact the information agent, The Altman Group, Inc., at 1-866-822-1239. Banks and brokers call: 1-201-806-7300.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER (TIN) ON SUBSTITUTE FORM W-9

(Section references are to the Internal Revenue Code)

        Guidelines for Determining the Proper Identification Number to Give the Payer—Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the type of number to give the payer.

For this type of account:			Give the SOCIAL SECURITY number of—	For this type of account:		Give the EMPLOYER INDENTIFICATION number of—

1.	Individual		The individual	7.	A valid trust, estate, or pension trust	The legal entity (5)
2.	Two or more individuals(1) (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(2)	8.	Corporate account	The corporation
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(3)	9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
4.	a.	The usual revocable savings trust(grantor is also trustee)	The grantor-trustee(2)
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(2)	10.	Partnership account	The partnership
5.	Sole proprietorship		The owner(4)	11.	A broker or registered nominee	The broker or nominee
6.	Single-owner LLC		The owner(4)	12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
Includes husband and wife, and adult minor. If adult and minor, give Social Security number of the adult or, if the minor is the only contributor, the minor.

(2)
List first and circle the name of the person whose number you furnish.

(3)
Circle the minor's name and furnish the minor's social security number.

(4)
Show your individual name. You may also enter you business name. You may use either your SSN or EIN.

(5)
List first and circle the name of the valid trust, estate or pension fund. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity is not designated in the account title.)

Note:    If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

Obtaining a Number

If you don't have a taxpayer identification number ("TIN"), apply for one immediately. To apply, obtain Form SS-5, Application for a Social Security Card, from your local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number, from your local Internal Revenue Service (the "IRS") office.

Payees and Payments Exempt From Backup Withholding

The following is a list of payees generally exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation (except certain hospitals described in Regulations section 1.6041-3(a)) that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting.

(1)
A corporation.

(2)
An organization exempt from tax under section 501(a), or an individual retirement plan ("IRA"), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

(3)
The United States or any of its agencies or instrumentalities.

(4)
A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(5)
A foreign government or any of its political subdivisions, agencies or instrumentalities.

(6)
An international organization or any of its agencies or instrumentalities.

(7)
A foreign central bank of issue.

(8)
A dealer in securities or commodities required to register in the U.S., the District of Columbia or a possession of the U.S.

(9)
A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)
A real estate investment trust.

(11)
An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)
A common trust fund operated by a bank under section 584(a).

(13)
A financial institution.

(14)
A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

(15)
A trust exempt from tax under section 664(c) or described in section 4947(a) (1).

Payments of dividends generally not subject to backup withholding include the following:

•
Payments to nonresident aliens subject to withholding under section 1441.

•
Payments to partnerships not engaged in a trade or business in the U.S. and that have a least one nonresident alien partner.

•
Payments made by certain foreign organizations.

Payments of interest generally not subject to backup withholding include the following:

•
Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct TIN to the payor.

•
Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•
Payments described in section 6049(b) (5) to nonresident aliens.

•
Payments on tax-free covenant bonds under section 1451.

•
Payments made by certain foreign organizations.

•
Mortgage interest paid by you.

Payments that are not subject to information reporting are generally also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections.

Privacy Act Notice.—Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

Penalties

(1)
Failure to Furnish TIN.—If you fail to furnish your correct TIN to a requester (the person asking you to furnish your TIN), you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)
Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)
Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS

QuickLinks

  Exhibit 99.5